UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

NEW GENERATION BIOFUELS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-51903	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11111 Katy Freeway, Suite 910 Houston, Texas 77079
(Address of principal executive offices)(Zip Code)

(713) 973-5720
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 8.01. Other Events

AMEX Listing

On April 15, 2008, New Generation Biofuels Holdings, Inc. (the “Company”) began trading on the American Stock Exchange (the “AMEX”) under the ticker symbol “GNB.”

The following reflects certain information regarding the Company’s capital stock that was provided as part of the materials used in or relating to our AMEX listing:

The Company’s authorized capital stock consists of 110,000,000 shares, of which 100,000,000 shares are designated as common stock, par value $0.001 per share, and 10,000,000 shares are designated as preferred stock, par value $0.001 per share. Of the preferred stock, 300,000 shares have been designated as Series A cumulative convertible preferred stock and 250,000 shares have been designated as Series B cumulative convertible preferred stock.

As of March 31, 2008, there were issued and outstanding:

•	18,285,964 shares of common stock;

•	39,550 shares of Series A preferred stock, currently convertible into our common stock at $4.00 per share;

•	43,990 shares of Series B preferred stock, currently convertible into our common stock at $4.25 per share;

•	options to purchase 6,005,000 shares of common stock at a weighted average per share exercise price of $2.69; and

•	warrants and non-employee options to purchase 5,031,063 shares of common stock at a weighted average per share exercise price of $4.71.

Certain of our preferred stock, options or warrants (particularly the Series B preferred stock and related warrants) contain adjustment provisions which may lead to changes in the number of shares of common stock issuable upon conversions or exercise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW GENERATION BIOFUELS HOLDINGS, INC.

By:	/s/ Cary J. Claiborne
Cary J. Claiborne
Chief Financial Officer

Date: April 22, 2008